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                                                                   EXHIBIT 4.10

                       AGREEMENT TO FURNISH INSTRUMENTS

                        WITH RESPECT TO LONG-TERM DEBT


                Pursuant to Item 601(b)(4) of Regulation S-K, there is not filed with this Registration Statement certain instruments with respect to long-term debt under which the total amount of securities authorized thereunder does not exceed 10 per cent of the total assets of Registrant and its subsidiaries on a consolidated basis. Registrant agrees to furnish a copy of any such instrument to the Commission upon request.


                                              SERVICE CORPORATION INTERNATIONAL

                                              By:    /s/ James M. Sheiger
                                              Name:  James M. Sheiger
                                              Title: Senior Vice President,
                                                       General Counsel and
                                                       Secretary

                                              Date:  June 28, 1995